TENTH AMENDMENT TO
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (the "Plan"), as most recently amended and restated effective April 1, 2020, is hereby amended by this Tenth Amendment effective April 1, 2024. All terms defined in the Plan shall have the same meanings when used herein.

1.    Section 4.6(b) shall be amended by striking "$5,000" in each instance where it appears and inserting "$7,000" in place thereof.
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The Plan is amended effective as of the date specifically set forth above and executed by a duly authorized individual on the date set forth below.

MDU RESOURCES GROUP, INC. EMPLOYEE BENEFITS COMMITTEE

Date: February 9, 2024	By: /s/ Jason L. Vollmer
Jason L. Vollmer, Chair

165403529.1    Perkins Coie